                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE - July 14, 2005 (4:00 p.m. Central Time)

CAPITAL BANCORP, INC.
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203

Contact: Sally P. Kimble, Executive Vice President and Chief Financial Officer (615.327.9000)

                  CAPITAL BANCORP, INC., NASHVILLE, TENNESSEE,
                 ANNOUNCES SECOND QUARTER 2005 EARNINGS INCREASE

Nashville, Tennessee, July 14, 2005 - Capital Bancorp, Inc. (OTCBB:CPBB) today issued the following statement:

Capital Bancorp, Inc. reported consolidated earnings and financial highlights for the quarter and six months ended June 30, 2005. Capital Bancorp, Inc. is the parent company of Capital Bank & Trust Company and Capital Bancorp Capital Trust
I. These results included:

Net income for the six months ended June 30, 2005, was $1,638,000, or $0.47 basic earnings per common share, up 28.0% from $1,280,000, or $0.41 basic earnings per common share, for the same period of 2004. Diluted earnings per common share for the same period of 2005 and 2004 were $0.45 and $0.38, respectively. Net income for the second quarter of 2005 was $827,000, or $0.24 basic earnings per common share, up 22.2% from $677,000, or $0.21 basic earnings per common share, for the same period in 2004. Diluted earnings per common share for the same period of 2005 and 2004 were $0.22 and $0.20, respectively. The earnings increase is primarily attributable to increased interest income due to increased loan volume during the period.

The Company continues to report growth based on the increase in loans and deposits at its subsidiary, Capital Bank & Trust Company. Total assets have increased $50,441,000, or 13.5%, from $374,109,000 at December 31, 2004, to
$424,550,000 at June 30, 2005. Loans, net of allowance for possible loan losses and unearned interest and fees, increased $49,175,000, or about 17.0%, during the first six months of 2005, ending the period at $338,513,000. Total deposits increased $48,596,000, or 17.4%, to $328,623,000 during the same period.

During the quarter ended June 30, 2005, the Company also successfully completed the issuance of $12.0 million in trust preferred securities through its subsidiary, Capital Bancorp Capital Trust I.

In commenting on the Company's performance for the period, R. Rick Hart, Chairman, President and CEO, said: "Our results for the first half of 2005 have been outstanding. We are continuing to experience solid growth, thereby allowing us to exceed our own expectations. We have accomplished these results by having a tremendously talented group of dedicated professionals that are committed to customer service and to growing Capital Bank & Trust."

Included with this press release is a copy of the Company's unaudited balance sheet and income statement for the periods indicated. This unaudited information should be read in conjunction with the notes to the consolidated financial statements presented in the Company's December 31, 2004 Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on March 30, 2005.


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Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms believes, belief, expects, intends, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. The following important factors affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements: Changes in interest rates, further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies, and the Bank's ability to attract stable low-cost deposits and to make quality and profitable loans, among other things, are all factors that can have a material impact on the Company's ability to achieve favorable results. To these must be added other risks previously and hereafter identified from time to time in the Company's reports to the Securities and Exchange Commission and in public announcements. In addition, all numbers are unaudited and quarterly results are subject to adjustment in the ordinary course of business. The Company undertakes no obligation to correct or update this information.

Capital Bancorp, Inc. is a registered bank holding company headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its subsidiary Capital Bank & Trust Company, which operates six full-service banking offices in Davidson and Sumner Counties, in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, and Hermitage. Capital Bank & Trust Company also operates a loan production office in Brentwood, Tennessee. Capital Bancorp, Inc. also has a wholly owned subsidiary, Capital Bancorp Capital Trust I, which was established in the second quarter of 2005 to facilitate the issuing of trust preferred securities. For additional information about the Company and the Bank, please visit the Bank's website at www.capitalbk.com.

                                      #####


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                              CAPITAL BANCORP, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                                  UNAUDITED
                                                                                   JUNE 30,    December 31,
(in thousands)                                                                       2005          2004
-----------------------------------------------------------------------------     ---------    ------------
ASSETS

Loans, less allowance for possible loan losses and unearned interest and fees     $ 338,513    $   289,338
Securities available-for-sale, at market value                                       58,039         60,789
Loans held for sale                                                                   1,562          2,138
Interest-bearing deposits in financial institutions                                     476              1
Equity securities, at book value                                                      2,744          2,540
                                                                                  ---------    -----------
        Total earning assets                                                        401,334        354,806
                                                                                  ---------    -----------

Cash & due from banks                                                                 8,431          5,733
Investment in Capital Trust I (Unconsolidated Subsidiary)                               372             --
Bank premises and equipment, net                                                      5,208          4,612
Interest receivable                                                                   1,761          1,569
Deferred income taxes                                                                 1,308          1,220
Other real estate and repossessed assets                                                 44            383
Cash surrender value of life insurance                                                4,695          4,614
Other assets                                                                          1,397          1,172
                                                                                  ---------    -----------
        Total Assets                                                              $ 424,550    $   374,109
                                                                                  =========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Total deposits                                                                    $ 328,623    $   280,027
Securities sold under repurchase agreements                                           2,376          2,808
Federal funds purchased                                                               3,035         21,980
Advances from Federal Home Loan Bank                                                 48,117         41,536
Long-Term Subordinated Debentures                                                    12,372             --
Other Borrowings                                                                          9             --
Accrued interest and other liabilites                                                 2,664          1,970
                                                                                  ---------    -----------
Total liabilities                                                                   397,196        348,321

Stockholders' equity:
Preferred stock                                                                          --             --
Common stock, no par value                                                           14,148         14,080
Retained earnings                                                                    13,368         11,730
Net unrealized gains/(losses) on available-for-sale securities                         (162)           (22)
                                                                                  ---------    -----------
Total stockholders' equity                                                           27,354         25,788
                                                                                  ---------    -----------
        Total Liabilities and Stockholders' Equity                                $ 424,550    $   374,109
                                                                                  =========    ===========


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                              CAPITAL BANCORP, INC.
                         CONSOLIDATED INCOME STATEMENTS

                                                               SIX MONTHS ENDED JUNE 30,      QUARTERS ENDED JUNE 30,
                                                               ------------------------       -----------------------
                                                                      UNAUDITED                      UNAUDITED
(in thousands, except earnings per share)                         2005           2004           2005          2004
--------------------------------------------------------       --------        --------       --------      ---------
Interest income                                                $ 11,955        $  8,075       $  6,378      $   4,102
Interest expense                                                  4,701           2,767          2,606          1,386
                                                               --------        --------       --------      ---------
Net interest income                                               7,254           5,308          3,772          2,716
Provision for loan losses                                           780             570            441            271
                                                               --------        --------       --------      ---------
     Net interest income after provision for loan losses          6,474           4,738          3,331          2,445
                                                               --------        --------       --------      ---------
Non-interest income:
     Service charges on deposit accounts                            534             583            271            307
     Other fees and commissions                                     177             172             86             82
     Gain on sales of loans                                         326             384            215            227
     Gains on securities called                                       5              --              3             --
     Gain on sales of other real estate                               6               1              6             --
                                                               --------        --------       --------      ---------
     Total non-interest income                                    1,048           1,140            581            616
                                                               --------        --------       --------      ---------
Non-interest expense:
     Employee salaries and benefits                               3,011           2,118          1,563          1,076
     Building and equipment expense                                 655             583            356            288
     Other operating expenses                                     1,330           1,221            718            661
     Loss on writedown of repossessed assets                          6               7              3              3
                                                               --------        --------       --------      ---------
     Total non-interest expense                                   5,002           3,929          2,640          2,028
                                                               --------        --------       --------      ---------
Income before income tax expense                                  2,520           1,949          1,272          1,033
Income tax expense                                                  882             669            445            356
                                                               --------        --------       --------      ---------
Net income                                                     $  1,638        $  1,280       $    827      $     677
                                                               ========        ========       ========      =========
Basic earnings per common share                                $   0.47        $   0.41       $   0.24      $    0.21
                                                               ========        ========       ========      =========
Diluted earnings per common share                              $   0.45        $   0.38       $   0.22      $    0.20
                                                               ========        ========       ========      =========